UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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CUMULUS MEDIA INC.

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CUMULUS MEDIA INC.

Annual Meeting of Stockholders April 30, 2020

Notice of Meeting and Proxy Statement

3280 Peachtree Road, N.W.
Suite 2200
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 30, 2020*

To the Stockholders of Cumulus Media Inc.:

The 2020 Annual Meeting of Stockholders of Cumulus Media Inc., a Delaware corporation (“Cumulus Media,” “we” or the “Company”), will be held at the Company’s offices, 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305*, on April 30, 2020 at 11:00 a.m., local time, for the following purposes:

(1) to elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2) to approve, on an advisory basis, the compensation paid to the Company’s named executive officers;

(3) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020;

(4) to approve the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Plan”); and

(5) to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Only holders of record of shares of the Company’s Class A common stock at the close of business on March 18, 2020 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

Holders of a majority of the outstanding voting power represented by the shares of the Company’s Class A common stock must be present in person or by proxy in order for the meeting to be held. Our Board of Directors recommends that you vote FOR each of the director nominees, FOR the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 and FOR the approval of the 2020 Plan. We urge you to date, sign and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or via the Internet, as soon as possible, whether or not you expect to attend the annual meeting in person. If you attend the annual meeting and wish to vote your shares in person, you may do so by validly revoking your proxy at any time prior to the vote.

This notice, the proxy statement and the accompanying proxy card are being distributed to stockholders and made available on the Internet commencing on or about March 27, 2020.

*As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate, including details on how to inspect a list of stockholders of record, will be posted on our website at www.cumulusmedia.com/investors and filed with the SEC as proxy material.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 30, 2020

The proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.edocumentview.com/CMLS. If you need directions to the 2020 Annual Meeting of Stockholders, please call (404) 949-0700.

Mary G. Berner
President and Chief Executive Officer

March 27, 2020

-i-

INFORMATION REGARDING THE ANNUAL MEETING

Proxy Statement; Date, Time and Place of Annual Meeting

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2020 annual meeting of stockholders (the “annual meeting”) to be held on April 30, 2020, at 11:00 a.m., local time, at the Company’s offices, 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305, or at any adjournment or postponement of that meeting. At the annual meeting, stockholders will be asked to consider and vote on the items of business listed and described in this proxy statement. This proxy statement and the accompanying proxy card are first being distributed to our stockholders and made available on the Internet on or about March 27, 2020.

We currently intend to hold our annual meeting in person. However, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website at www.cumulusmedia.com/investors and filed with the SEC as proxy material.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote

All holders of record of our Class A common stock as of the close of business on March 18, 2020 (the “Record Date”) are entitled to receive notice of, and to vote at, the annual meeting. If your shares are held in “street name” through a bank, broker or other nominee, you must obtain a proxy card from your bank, broker or other nominee in order to be able to vote your shares at the annual meeting. As of the Record Date, there were 15,932,911 shares of our Class A common stock outstanding. Each share of Class A common stock outstanding is entitled to one vote for each of the seven director nominees and one vote on each other matter to be acted on at the annual meeting. The presence, in person or by proxy, of holders of a majority of the voting power represented by our outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the annual meeting.

Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a bank, broker or other nominee) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner. Banks, brokers or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors, or the approval, on an advisory basis, of the compensation paid to our named executive officers, which is sometimes referred to as the “advisory vote on executive compensation” or the “say-on-pay” vote, or to approve the 2020 Plan, but may (but are not required to) vote their clients’ shares on the proposal to ratify the appointment of our independent registered public accounting firm.

If a quorum is not present at the scheduled time of the annual meeting, the chairman of the meeting may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 30 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the annual meeting.

Voting Rights; Vote Required for Approval

Each share of Class A common stock outstanding is entitled to one vote for each of the seven director nominees and one vote on each other matter to be acted on at the annual meeting. Cumulative voting for director nominees is not allowed.

The affirmative vote of (1) a plurality of the votes represented at the annual meeting and entitled to be cast is required to elect each director nominee, and (ii) a majority of the votes represented at the annual meeting and entitled to be cast is required, (A) to approve, on an advisory basis, the Company’s executive compensation, (B) to ratify the appointment of our independent registered public accounting firm for 2020 and (C) to approve the 2020 Plan. Votes withheld from the election of directors and abstentions with respect to the approval, on an advisory basis, of the Company’s executive compensation, the ratification of the appointment of our independent registered public accounting firm for 2020 and the approval of the 2020 Plan will have the same effect as a vote against such director or such proposal, but broker non-votes will not be considered to be votes entitled to be cast and will have no effect on the outcome of the vote on the election of directors, the approval, on an advisory basis, of the Company’s executive compensation or the approval of the 2020 Plan.

Voting and Revocation of Proxies

A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card or a form of proxy. A proxy card for you to use in voting at the annual meeting accompanies this proxy statement. You may also vote by telephone or by the Internet as follows:

•	by telephone: call toll free 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message; or
•	by the Internet: visit www.investorvote.com/CMLS and follow the steps outlined on the secure website.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions for voting on the form provided by your bank, broker or other nominee. You may submit voting instructions by telephone or through the Internet or, if you received your proxy materials by mail, you may complete and mail a proxy card to your bank, broker or other nominee. If you provide specific voting instructions by telephone, through the Internet or by mail, your bank, broker or other nominee will vote your shares as you have directed.

All properly executed proxies that are received prior to, or at, the annual meeting and not revoked (and all shares properly voted by telephone or the Internet) will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR each of the director nominees, FOR the advisory approval of executive compensation, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 and FOR the approval of the 2020 Plan.

If you have given a proxy or voted by telephone or the Internet pursuant to this solicitation, you may nonetheless revoke that proxy or vote by attending the annual meeting and voting in person. In addition, you may revoke any proxy you give before the annual meeting by voting by telephone or the Internet at a later date (in which case only the last vote will be counted) prior to 1:00 a.m. Eastern Time on April 30, 2020, by delivering a written statement revoking the proxy or vote or by delivering a duly executed proxy bearing a later date to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305, so that it is received prior to the annual meeting, or by voting at the annual meeting itself prior to the closing of the polls. If you have executed and delivered a proxy to us or voted by telephone or the Internet, your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy.

Solicitation of Proxies and Householding

We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

From time to time, we, and if you hold your shares in street name, your bank, broker or other nominee, may participate in the practice of “householding” proxy soliciting material. This means that if you reside in the same household as other stockholders of record or beneficial owners of our common stock, you may not receive your own copy of our proxy materials, even though each stockholder receives his or her own proxy card. If your household received one set of proxy materials and you are a stockholder of record who would like to receive additional copies of our proxy materials, you may request a duplicate set by contacting our Corporate Secretary at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305 or at the following telephone number: (404) 949-0700. If you share an address with other stockholders of record and your household received multiple sets of proxy materials, and you would like for your household to receive a single copy of our proxy materials, you may make such a request by contacting our Corporate Secretary at our principal executive offices listed above. If you hold your shares in street name, please contact your bank, broker or other nominee directly to request a duplicate set of proxy materials or to reduce the number of copies of our proxy materials that are sent to your household.

Other Matters

Except for the votes on the proposals described in this proxy statement, no other matter is expected to come before the annual meeting. If any other business properly comes before the annual meeting, the persons named as proxies will vote in their discretion to the extent permitted by law.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), members of the board of directors (the “Board of Directors” or the “Board”) are elected or appointed to a term which expires at the next successive annual meeting of stockholders and when their successors are duly elected and qualified. Our Board consists of seven members. Each of the director nominees was originally appointed to the Board in connection with our plan of reorganization, which became effective on our emergence from our Chapter 11 bankruptcy proceedings on June 4, 2018 (the “Emergence”), and were then reelected by our stockholders at our 2019 Annual Meeting of Stockholders. References to the Company in this proxy statement include its predecessor company for all periods prior to Emergence.

The director nominees have all been nominated for election by our Board of Directors, upon the recommendation of the Nominating Committee of the Board. If elected, each of the director nominees will serve until the 2021 annual meeting of stockholders or until each is succeeded by another qualified director who has been duly elected or appointed. Our Board of Directors has no reason to believe that any of the individuals nominated will be unable or unwilling to serve as directors. If for any reason any of these individuals becomes unable or unwilling to serve before the annual meeting, it is expected that the persons named as proxies will vote for the election of such other persons as our Board of Directors may recommend.

Detailed information about each of the director nominees is provided below.

Mary G. Berner, age 60, has served as our Chief Executive Officer since October 2015 and as one of our directors since May 2015. She was also appointed as our President in March 2016. Prior to being appointed as Chief Executive Officer in October 2015, Ms. Berner served as President and Chief Executive Officer of MPA-The Association of Magazine Media, which is the industry association for multi-platform magazine media companies, since September 2012. From 2007 to 2011, she served as Chief Executive Officer of Reader’s Digest Association, a global media and direct marketing company, and a member of the board. While at Reader’s Digest Association, Ms. Berner successfully led that company through a restructuring of its debt in a voluntary prearranged reorganization under Chapter 11 of the U.S. Bankruptcy Code in under eight months, emerging from bankruptcy protection in February 2010. Nearly two years after Ms. Berner resigned from Reader’s Digest Association, that company again filed for bankruptcy protection under Chapter 11 in February 2013. Before that, from November 1999 until January 2006, she led Fairchild Publications, Inc., first as President and Chief Executive Officer and then as President of Fairchild and as an officer of Condé Nast. She has also held leadership roles at Glamour, TV Guide, W, Women’s Wear Daily, Every Day with Rachael Ray and Allrecipes.com. Ms. Berner has served on numerous industry and not-for-profit boards. Ms. Berner received her Bachelor of Arts degree in History from the College of Holy Cross (Massachusetts).

Ms. Berner, who has gained significant operational and strategic knowledge of our Company as President and Chief Executive Officer, has over 30 years of senior executive experience in the media and advertising industry allowing her to add significant strategic perspective to the Board. In addition, her track record of overseeing revenue growth in the companies she has led, as well as her expertise managing businesses in transition is important as we position ourselves for future growth and success.

David M. Baum, age 55, is a private investor in, and strategic advisor to, a number of companies through Baum Media Group, LLC, an investment and advisory services company, of which Mr. Baum has served as Managing

Member since February 2005. He served as President of Revolution Golf, a digital media company, from March 2013 until its acquisition by The Golf Channel in July 2017 and he continues to serve as a Special Advisor to The Golf Channel. Among other endeavors, Mr. Baum served for over seventeen years in various roles at Goldman, Sachs & Co., an investment bank, retiring in 2003 as a partner and head of the Mergers & Acquisitions department in the Americas. Mr. Baum serves on the boards of directors of Happify, Inc. and the Marcus Corporation.

Mr. Baum has extensive experience in capital markets, mergers and acquisitions, and business strategy across a wide range of companies and sectors. His significant professional experience provides a solid and diverse platform for him to provide a perspective to our Board of Directors on financial, strategic and acquisition-related matters and to his service on the Compensation and Nominating Committees.

Matthew C. Blank, age 69, is an independent producer of theater productions. He recently served from January 1, 2018 to December 31, 2018 as an advisor to Showtime Networks Inc. (“Showtime”), a subsidiary of CBS Corporation (NYSE: CBS). Prior to that in 2016 and 2017, he served as Chairman of Showtime, and from 1995 through 2015 he served as Chief Executive Officer of Showtime. From 1993-1995 he was President and Chief Operating Officer of the company and from 1988-1992 he served as Executive Vice President of Marketing, Creative Services, and Public Affairs. Prior to his service at Showtime, Mr. Blank served for over 12 years in various roles at Home Box Office, Inc., a premium television network, leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank served on the board of directors of Geeknet, Inc. from 2010 to 2015. Mr. Blank served on the board of the National Cable Television Association from 1994-2017 and is a member of the board of directors of The Madison Square Garden Company (NYSE: MSG). He also currently serves as a member of the board of directors of The Cable Center and as a trustee of The Harlem Children’s Zone, The Manhattan Theater Club, as well as The Creative Coalition, and The Museum of the Moving Image.

Mr. Blank has extensive corporate management experience in the media industry, as evidenced by his senior management positions at Showtime and HBO, which will allow him to offer management and operational insight to the Board. In addition, this history and experience contributes to the Board through significant insight into a number of functional areas critical to Cumulus and allows him to bring a unique perspective to his service on the Compensation and Nominating Committees.

Thomas H. Castro, age 65, has served as the President and Chief Executive Officer of El Dorado Capital, LLC, a private equity investment firm, since December 2008. Previously, he was the co-founder and Chief Executive Officer of Border Media Partners, LLC, a radio broadcasting company that primarily targets Hispanic listeners in Texas, from 2002 to 2007 and its Vice Chairman through 2008. Prior to that, Mr. Castro owned and operated other radio stations and founded a company that exported oil field equipment to Mexico. Mr. Castro served on the board of directors of Time Warner Cable, Inc. (“Time Warner”) from 2006 to 2016. Mr. Castro currently serves on the board of directors of Nielsen Holdings plc (NYSE: NLSN). Mr. Castro also serves as Chairman of the board of directors of the Texas Charter Schools Association, and is a board member of the National Board of Teach for America and Spellman College.

Mr. Castro has significant operating and financial experience as well as an in-depth understanding of the Company’s industry which allows him to bring a valuable perspective to the Board and his significant financial experience makes him particularly suited to serve on the Audit Committee. In addition, through his entrepreneurial experience and community work, Mr. Castro brings an important and unique perspective to the Board.

Joan Hogan Gillman, age 56, served as Executive Vice President of Time Warner, a media, telecom and cable company, and Chief Operating Officer of its Time Warner Cable Media division ($1.1b in revenue), for which she maintained financial and operating responsibility, from September 2006 to June 2016. Prior to her service at Time Warner Cable, Ms. Gillman served in senior executive roles at OpenTV Corporation, a digital television software company; British Interactive Broadcasting Holdings Limited, a provider of digital TV and interactive services in the U.K; Physicians’ Online Inc., an Internet Service Provider and portal for physicians, and served ten years as a staff member to a United States Senator. Ms. Gillman currently serves on the board of directors of Airgain, Inc., Centrica PLC (CNA: LN), InterDigital, Inc. (NASDAQ: ICC) and BAI Communications. Ms. Gillman also serves as the Chairman of the board of directors of the Jesuit Volunteer Group and Managing member of the David T. Langrock Foundation.

Ms. Gillman has substantial corporate management experience as well as expertise in the digital and traditional media and communications industry through her various senior management positions at media and communications companies which allow her to provide an in-depth understanding of the opportunities and challenges associated with our business to the Board including providing valuable insight in her service on the Compensation and Nominating Committees.

Andrew W. Hobson, age 58, has served as a Partner and the Chief Financial Officer of Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc., a media company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson also currently serves on the board of directors of Clear Channel Outdoor Holdings, Inc. (NYSE: CCO).

Mr. Hobson’s has significant financial and corporate management experience, including with respect to the media industry. His experience in critical financial analysis and strategic planning brings essential skills and a unique perspective to the Board. In addition, his significant financial accounting experience makes him well suited to serve on the Audit Committee.

Brian G. Kushner, age 61, has, since 2009, served as a Senior Managing Director at FTI Consulting, Inc. (NYSE: FCN) (“FTI”), a global business advisory firm, where he serves as the leader of the Private Capital Advisory Services practice and as the co-leader of the Technology practice, the Aerospace, Defense and Government Contracting practice and the Activism and M&A Solutions practice. Prior to joining FTI, Dr. Kushner was the co-founder of CXO, L.L.C., a boutique interim and turnaround management consulting firm that was acquired by FTI at the end of 2008. Dr. Kushner has served the Chief Executive Officer (“CEO”)or interim CEO of over a dozen companies, including as the Acting Chair, President and CEO of Sage Telecom, a telecommunications company; as Managing Member and CEO of DLN Holdings, a defense contractor; and, before Sage, as President and CEO of Pacific Crossing Limited, a trans-Pacific telecommunications company. Dr. Kushner periodically served as Chief Restructuring Officer (or in an analogous position) of companies which elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including, among others, Relativity Media LLC in 2015. Dr. Kushner currently serves on the board of directors of Resideo Technologies, Inc. (NASDAQ: REZI), Thryv, Inc. (f/k/a Dex Media, Inc.), Gibson Brands, Inc., Mudrick Capital Acquisition Corporation (NASDAQ: MUDS) and DevelopOnBox Holding, LLC d/b/a Zodiac Systems. He has previously served on the board of directors of Luxfer Holdings PLC (NYSE: LXFR), Pacific Crossing Limited, Damovo Group, Everyware Global, Inc. (now The Oneida Group), DLN Holdings, LLC and Caribbean Asset Holdings LLC.

Dr. Kushner brings extensive financial and corporate management experience to our Board of Directors, as evidenced by the variety of CEO and other senior management positions he has held throughout his career. Dr. Kushner has also served as a member of the board of directors of over a dozen public and private companies, which allows him to leverage his experience for the further benefit of the Company. In addition, Dr. Kushner’s significant financial experience brings essential skills and a unique perspective to his services on the Audit Committee.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR each of the director nominees.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors is elected by our stockholders to oversee our business and affairs and to assure that the long-term interests of our stockholders are being served. Our business is conducted by our employees, managers and officers under the direction of the Chief Executive Officer, and with the oversight of the Board of Directors.

The Board of Directors held nine meetings during 2019. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served, during the period that he or she served. During the intervals between scheduled meetings, the Board periodically is updated by management on business, operational and strategic developments, and engages in active discussions about such developments. We do not have a formal policy regarding attendance by directors at our annual meetings of stockholders, but we encourage all incumbent directors, as well as all director nominees, to attend our annual meeting of stockholders. All director nominees who were then serving as directors of the Company attended last year’s annual meeting of stockholders.

Director Independence

Our Board of Directors has reviewed the standards of independence for directors established by applicable laws and regulations, including the current listing standards of the NASDAQ Marketplace Rules, and has reviewed and evaluated the relationships of the directors with the Company and our management. Based upon this review and evaluation, our Board of Directors has determined that none of the current non-employee members of the Board of Directors or director nominees has a relationship with the Company or our management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board of Directors is “independent” as such term is defined under the NASDAQ Marketplace Rules. The independent directors meet periodically in executive sessions.

Board of Directors Leadership Structure

Andrew W. Hobson serves as Chairman of the Board of Directors.

As Chairman of the Board of Directors, Mr. Hobson’s responsibilities include, among others:

•	providing oversight of corporate governance matters;
•	developing Board of Directors meeting agendas;
•	overseeing and managing any potential conflict of interest issues;
•	coordinating communication and integration across committees; and
•	presiding over Board meetings and executive sessions of the independent directors.

In light of the ongoing challenging general economic, business and competitive environment, the Board believes the separation of the Chairman and Chief Executive Officer roles remains appropriate as it enhances oversight of management by the Board of Directors, Board independence, and accountability to our stockholders. In addition, it allows Ms. Berner, our President and Chief Executive Officer, to dedicate substantially all of her professional time and attention to the significant operational demands facing the Company.

We believe that the foregoing structure and responsibilities, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board of Directors.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee operates pursuant to a written charter in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Marketplace Rules. Copies of these charters are available on our corporate website, at www.cumulusmedia.com.

The Audit Committee. The purpose of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities with respect to:

•	our accounting, reporting and financial practices, including the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the independent auditors’ qualifications and independence; and
•	the performance of the independent auditors.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements on behalf of our Board of Directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm (including resolution of any disagreements between our management and our independent registered public accounting firm regarding financial reporting), and our independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee met nine times in 2019. The current members of the Audit Committee are Brian G. Kushner (Chairman), Thomas H. Castro and Andrew W. Hobson. Our Board of Directors has determined that each Audit Committee member is “independent,” as such term is defined under the rules of the SEC and the NASDAQ Marketplace Rules applicable to audit committee members, and meets the financial literacy requirements of the NASDAQ Marketplace Rules. No member of the Audit Committee participated in the preparation of our, or our subsidiaries’, financial statements at any time during the past three years. In addition, our Board of Directors has determined that Dr. Kushner (1) is an “audit committee financial expert,” as such term is defined under the rules of the SEC, and (2) meets the NASDAQ Marketplace Rules’ professional experience requirements. In making such determination, the Board of Directors took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors.

The Compensation Committee. The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers.

Our Board of Directors has delegated specifically to the Compensation Committee the following areas of responsibilities:

•	performance evaluation, compensation and development of our executive officers;
•	establishment of performance objectives under the Company’s short- and long-term incentive compensation arrangements and determination of the attainment of such performance objectives; and
•	oversight and administration of benefit plans.

The Compensation Committee generally consults with management in addressing executive compensation matters. Subject to applicable parameters in various employment agreements entered into with our executive officers, our Chief Executive Officer, based on the performance evaluations of the other executive officers, recommends to the Compensation Committee compensation for those executive officers. The executive officers, including our Chief Financial Officer, also provide recommendations to the Compensation Committee from time to time regarding key business drivers included in compensation program design, especially incentive programs, which may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our Chief Executive Officer also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes, including the impact on executive compensation. The Compensation Committee has the authority to retain compensation consultants from time to time as it deems appropriate.

The Compensation Committee met five times in 2019. In between scheduled meetings, the members of the Compensation Committee receive periodic updates and are active in ensuring that the Company’s compensation programs remain consistent with marketplace developments and Company performance. The members of the

Compensation Committee during 2019 were David M. Baum (Chairman), Matthew C. Blank and Joan Hogan Gillman. Each of the members of the Compensation Committee is “independent,” as such term is defined under the NASDAQ Marketplace Rules.

The Nominating Committee. The Nominating Committee is responsible for:

•	identifying individuals qualified to become Board members, consistent with criteria approved from time to time by the Board;
•	selecting, or recommending that the Board select, the director nominees to election at each annual meeting of stockholders; and
•	recommending Board members to serve on the standing committees of the Board.

The Nominating Committee met two times in 2019. The members of the Nominating Committee during 2019 were Joan Hogan Gillman (Chairman), Matthew C. Blank and David M. Baum. Each of the members of the Nominating Committee is “independent,” as such term is defined under the NASDAQ Marketplace Rules.

Risk Oversight

Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committee, which reports on its deliberations to the full Board of Directors (except for those risks that require risk oversight solely by independent directors) as further described below. The Board of Directors believes that this structure for risk oversight is appropriate and, as only independent directors serve on the Board of Directors’ standing committees, the independent directors have full access to all available information for risks that may affect us.

The Audit Committee is specifically charged with reviewing and discussing risk management (primarily financial and internal control risk), and receives regular reports from management (including legal and financial representatives), independent auditors, internal audit and outside legal counsel on risks related to, among other things, our financial controls and reporting, covenant compliance under our various financing and other agreements and cost of capital. The Compensation Committee considers risks related to the Company’s compensation policies and programs, and makes recommendations to the Board of Directors with respect to whether those compensation policies and programs are properly implemented to discourage inappropriate risk-taking, and is regularly advised by management (including legal and financial representatives), outside legal counsel and compensation consultants. In addition, the Company’s management, including the Company’s General Counsel, regularly communicates with the Board of Directors regarding important risks that merit its review and oversight, including regulatory risk and risks stemming from periodic litigation or other legal matters in which we are involved. Further, we believe that our structure separating the Chairman and Chief Executive Officer roles more efficiently and appropriately allows for identification and assessment of issues that should be brought to the Board of Directors’ attention.

Director Nomination Process

The purposes of the Nominating Committee include, among other things, identifying individuals qualified to become Board members and recommending candidates to the Board to fill new or vacant positions. In recommending candidates, the Nominating Committee considers such factors as it deems appropriate, consistent with criteria approved by the Board and as described in more detail below.

The Nominating Committee does not maintain a formal process for identifying and evaluating nominees for director. Historically, director candidates had been first identified by evaluating the current members of our Board of Directors. If a member whose term is expiring at the next succeeding annual meeting of stockholders no longer wished to continue in service, if the Board of Directors determined to increase the overall size of the Board, or if our Board of Directors decided not to re-nominate such member, the Nominating Committee would then determine whether to commence a search for qualified individuals meeting the criteria discussed below.

The Nominating Committee evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry and other organizations of comparable size, other relevant background experience, judgment, skill, integrity, the interplay of a candidate’s experience with the experience of other Board members, status as a stakeholder, “independence” (for purposes of compliance with the rules of the SEC and the

NASDAQ Marketplace Rules), and willingness, ability and availability for service. There are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. The Nominating Committee considers diversity as it deems appropriate in this context (without having a formal diversity policy), given our current needs and the needs of the Board of Directors to maintain a balance of knowledge, experience and capability. When considering diversity, the Nominating Committee considers diversity as one factor, of no greater or lesser importance than other factors, and considers diversity in a broad context of race, gender, age, business experience, skills, international experience, education, other board experience and other relevant factors.

Our Bylaws provide for stockholder nominations to our Board of Directors, subject to certain procedural requirements. To nominate a director to our Board of Directors, a stockholder must give timely notice of the nomination in writing to our Corporate Secretary not later than 90 days nor earlier than 120 days prior to the anniversary date of the annual meeting of stockholders in the preceding year. All such notices must include (i) the stockholder’s name and address, (ii) a representation that the stockholder is one of our stockholders, and will remain so through the record date for the upcoming annual meeting of stockholders, (iii) the class and number of shares of our common stock that the stockholder holds (beneficially and of record), and (iv) a representation that the stockholder intends to appear in person or by proxy at the upcoming annual meeting of stockholders to make the nomination. The stockholder must also provide information on his or her prospective nominee, including such person’s name, address and principal occupation or employment, a description of all arrangements or understandings between the stockholder, his or her prospective nominee and any other persons (to be named), the written consent of the prospective nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of director nominees.

Historically, we have not had a formal policy with regard to the consideration of director candidates recommended by our stockholders. To date, our Board of Directors has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among our Board of Directors’ slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received, or will not be considered if one is received in the future. Our Board of Directors from time to time may give consideration to the circumstances in which the adoption of a formal policy would be appropriate.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any matter intended for our Board of Directors, or for any individual member or members of our Board of Directors, should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305, with a request to forward the same to the intended recipient. In the alternative, stockholders may direct correspondence to our Board of Directors to the attention of the chairman of the Audit Committee of the Board of Directors, in care of Richard S. Denning, Corporate Secretary, at our principal executive offices. All such communications will be forwarded unopened.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”), our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the SEC. Based upon our review of copies of such reports for our 2019 fiscal year and written representations from our directors and executive officers, we believe that our directors and executive officers, and beneficial owners of more than 10% of our common stock, timely complied with all applicable filing requirements for our 2019 fiscal year, except that Brigade Capital Management, LP and certain of its affiliates, which file certain reports under Section 16(a) as a 10% owner, did not timely file a change in ownership on Form 4 relating to certain transactions, which have since been corrected, and Messrs. Denning and Abbot, and Ms. Berner, each did not timely file a change in ownership on Form 4 relating to a single transaction, each of which was filed late due to inadvertent administrative error.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information concerning the beneficial ownership of our common stock as of March 18, 2020 (unless otherwise noted) by (1) each person known to us to beneficially own more than 5% of any class of our voting common stock, (2) each of our directors and director nominees, and each of our named executive officers (as defined below), and (3) all of our current directors and executive officers as a group.

Class A Common Stock (1)
Name of Stockholder	Number of Shares	Percentage of Shares Outstanding
David M. Baum	13,622(2)	*
Matthew C. Blank	5,461(2)	*
Thomas H. Castro	13,622(2)	*
Joan Hogan Gillman	13,622(2)	*
Andrew Hobson	26,167(3)	*
Brian G. Kushner	13,622(2)	*
John Abbot(4)	53,089(5)	*
Mary G. Berner	102,127(6)	*
Richard S. Denning	18,634(7)	*
All current directors and executive officers as a group (11 persons)	259,713(8)	1.6%
Brigade Capital Management, LP(9)	1,977,012	11.0%
Eaton Vance Management(10)	2,529,446	13.7%
SP Signal Manager, LLC(11)	1,792,000	10.1%

*Indicates less than one percent

(1)	Each share of Class A common stock entitles its holder to one vote on each matter to be voted upon by stockholders.
(2)	Includes 2,701 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 18, 2020 and 1,380 shares of unvested restricted stock that will vest within 60 days after March 18, 2020.
(3)	Includes 5,402 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 18, 2020 and 2,491 shares of unvested restricted stock that will vest within 60 days after March 18, 2020.
(4)	Mr. Abbot resigned from the Company effective on February 28, 2020.
(5)	Includes 25,437 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 18, 2020.
(6)	Includes 50,874 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 18, 2020.
(7)	Includes 7,970 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 18, 2020.
(8)	Includes 101,915 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 18, 2020 and 9,391 shares of unvested restricted stock that will vest within 60 days after March 18, 2020.
(9)	This information is based in part on a Schedule 13G/A filed with the SEC on February 14, 2020, by Brigade LP, Brigade Management GP, Nimbus, Brigade GP and Donald E. Morgan, III, which stated that Brigade LP, Brigade Management GP and Donald E. Morgan III have shared voting power and shared dispositive power over 1,977,012 shares and Nimbus and Brigade GP have shared voting power and shared dispositive power over 1,345,201. The address of Brigade LP, Brigade Management GP, Nimbus, Brigade GP and Donald E. Morgan III is 399 Park Avenue, 16th Floor, New York, New York 10022.
(10)	This information is based in part on a Schedule 13G/A filed with the SEC on February 13, 2020, by Eaton Vance Management, which stated that Eaton Vance Management has sole voting power and sole dispositive power over 2,529,446 shares. The address of Eaton Vance Management is 2 International Place, Boston, Massachusetts 02110.
(11)	This information is based in part on a Schedule 13G/A filed with the SEC on February 14, 2020, by SP Signal Manager, SP Signal and Edward A. Mulé, which stated that SP Signal Manager has sole voting power and sole dispositive power, and SP Signal and Edward A. Mulé have shared voting power and shared dispositive power, over 1,792,000 shares. The address of SP Signal Manager, SP Signal and Edward A. Mulé is Two Greenwich Plaza, Greenwich, Connecticut 06830.

EXECUTIVE COMPENSATION

For the year ended December 31, 2019, our Chief Executive Officer and our two other most highly compensated executive officers, who we refer to as our named executive officers, were:

•	Mary G. Berner, our President and Chief Executive Officer;
•	John Abbot, our Executive Vice President, Treasurer and Chief Financial Officer; and
•	Richard S. Denning, our Executive Vice President, Secretary and General Counsel.

Mr. Abbot resigned from the Company, effective on February 28, 2020, to undertake a job opportunity based closer to his home. On March 23, 2020, Francisco “Frank” J. Lopez-Balboa joined Cumulus as Executive Vice President and Chief Financial Officer.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2019 and December 31, 2018.

	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation ($)	Total ($)
Mary G. Berner	2019	1,450,000	—	834,120	—	1,690,291	5,566	3,979,977
President and Chief Executive Officer	2018	1,450,000	—	2,543,730	1,283,574	2,122,037	6,276	7,405,617
John Abbot	2019	750,000	—	423,680	—	655,716	—	1,829,396
Executive Vice President, Treasurer and Chief Financial Officer	2018	750,000	—	1,271,850	641,783	830,532	—	3,494,165
Richard S. Denning	2019	600,000	—	132,400	—	349,715	3,657	1,085,772
Executive Vice President, Secretary and General Counsel	2018	550,000	—	398,520	201,093	431,175	3,656	1,584,444
(1)	Reflects the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. See note 11 of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2019 for certain assumptions underlying the fair value of awards.
(2)	See “Non-Equity Incentive Plan Compensation” below.

Employment Agreements with Named Executive Officers

Berner Employment Agreement

On September 29, 2015, we entered into an employment agreement with Ms. Berner, pursuant to which she agreed to serve as our President and Chief Executive Officer, and which remained in effect following Emergence with an initial term through September 29, 2019 and contained a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. On March 19, 2020, we entered into a new employment agreement with Ms. Berner (“The Berner Employment Agreement”), which extended the term of her existing agreement through December, 31, 2022, and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. Pursuant to the Berner Employment Agreement, Ms. Berner is entitled to receive an annual base salary of $1,450,000 million, subject to increase.

The Berner Employment Agreement also provides that Ms. Berner is eligible for an annual cash bonus based upon achievement of annual performance goals for Ms. Berner and/or the Company determined by the Compensation Committee each year. The annual cash bonus is calculated as a percentage of Ms. Berner’s base salary, with a target award opportunity of 100% of Ms. Berner’s base salary and a maximum award opportunity of 150% of Ms. Berner’s base salary. Notwithstanding these target and maximum award opportunities, the Berner Employment Agreement provides that the Compensation Committee may adjust upward the target and maximum award opportunities for Ms. Berner for each year.

Denning Employment Agreement

On November 29, 2011, we entered into an employment agreement with Mr. Denning (as amended, the “Denning Employment Agreement”). The Denning Employment Agreement, which remained in effect following Emergence, currently has a term through November 29, 2020, and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. Pursuant to the agreement, Mr. Denning is entitled to receive an annual base salary of $600,000, subject to further increase.

The Denning Employment Agreement also provides that Mr. Denning is eligible for an annual cash bonus based upon achievement of performance criteria or goals set forth in an executive incentive plan. The annual cash bonus is calculated as a percentage of Mr. Denning’s base salary, with a target award opportunity of 50%, or a higher amount as determined by the Chief Executive Officer. If in any given year the Compensation Committee does not approve an executive incentive plan proposed by the Chief Executive Officer, or the Chief Executive Officer elects not to propose an executive incentive plan, the basis for annual cash bonuses to Mr. Denning will be governed by the bonus provisions in his employment agreement that were in effect immediately prior to January 1, 2016, pursuant to which Mr. Denning is entitled to receive an annual cash bonus based upon the achievement of Company and/or individual annual performance goals determined by the Compensation Committee, with a target award opportunity of 40% and a maximum award opportunity of 60% of base salary.

Non-Equity Incentive Plan Compensation

In 2019, the Board of Directors approved the Company’s annual executive incentive plan in which named executive officers could participate, to operate as a quarterly incentive plan for 2019 (the “2019 QIP”).

Awards to the named executive officers under the 2019 QIP were based on the Company achieving budgeted adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels. The target cash incentive award opportunity available to each named executive officer under the 2019 QIP was calculated as a percentage of each named executive officer’s base salary, all in accordance with the terms of each such officer’s employment agreement.

Under the 2019 QIP, performance was measured at the end of each quarter, beginning with the quarter ended March 31, 2019, based on year-to-date performance at the end of the respective quarter. If target performance levels for the year-to-date period were met or exceeded, 25% of the total annual target bonus was awarded following the applicable quarter end. If, at the completion of any quarter, target performance levels for the year-to-date period (other than the full year period) were not met, no payment was made for that period.

Following the end of the year, actual annual performance was compared to the threshold, target and maximum performance goals. If the Company achieved the full-year 2019 threshold EBITDA goal, each named executive officer was entitled under the 2019 QIP to a total payout for the full year equal to 50% of his or her respective 2019 QIP target award opportunity. If the Company met or exceeded the full-year 2019 maximum EBITDA goal, each named executive officer was entitled under the 2019 QIP to a total payout for the full year equal to 150% of his or her respective 2019 QIP target award opportunity. Actual performance between threshold and target or target and maximum resulted in payout amounts determined by linear interpolation. The payout amount calculated for performance over the full-year period was reduced by payments previously made for the quarterly periods in 2019. Actual payments to each of the named executive officers under the 2019 QIP were as follows: Ms. Berner ($543,751), Mr. Abbot ($210,937) and Mr. Denning ($112,500).

Long-Term Incentive Plan

Upon Emergence, the Company’s supplemental incentive plan was terminated and replaced by the Company’s long-term incentive plan (the “Long-Term Incentive Plan”). The Long-Term Incentive Plan is intended to, among other things, help attract, motivate and retain key employees and directors and to reward them for making major contributions to the success of the Company. The Long-Term Incentive Plan generally provides for the following types of awards: stock options (including incentive options and nonstatutory options); restricted stock; stock appreciation rights; dividend equivalents; other stock based awards; performance awards; and cash awards. In 2019, the Board of Directors approved performance targets for the Company’s Long-Term Incentive Plan in which named executive officers could participate. The value of the awards that were granted in 2019 to each of the named executive officers under the Long-Term Incentive Plan were as follows:

Name	Stock Awards(1)
Mary G. Berner	$834,120
John Abbot	$423,680
Richard S. Denning	$132,400

(1)	Reflects the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. See note 11 of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2019 for certain assumptions underlying the fair value of awards.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth the number and value of shares of restricted stock and stock options held by each named executive officer that were outstanding as of December 31, 2019. All awards relate to shares of Class A common stock. The value of restricted stock awards was calculated based on a price of $17.57 per share, the closing price of the Company’s Class A common stock on December 31, 2019.

	Options Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mary G. Berner	—	169,583	—	25.70	6/5/2023	—	—	87,618 (2)	1,539,448
								56,000 (3)	983,920

John Abbot	—	84,791	—	25.70	6/5/2023	—	—	43,809 (4)	769,724
								28,444 (4)	499,761

Richard S. Denning	—	26,568	—	25.70	6/5/2023	—	—	13,727 (2)	241,183
								8,889 (3)	156,180

(1)	30% of the award of this option has currently vested, the remaining 70% vests as follows: (i) 30% of the award vests on June 5, 2020 and (ii) 20% of the award vests on each of June 5, 2021 and June 5, 2022.
(2)	(i) 32% of this amount represents performance-based restricted stock units (RSUs), which will vest on December 31, 2020; and (ii) the remaining 68% of this amount represents time-based RSUs with 30% vesting on June 5, 2020 and 20% of the time-based RSUs vesting on each of June 5, 2021 and June 5, 2022.
(3)	(i) 25% of this amount represents performance-based RSUs, which will vest in equal amounts on December 31, 2020 and December 31, 2021; and (ii) the remaining 75% of this amount represents time-based RSUs with 30% vesting on February 1, 2021 and 20% of the time-based RSUs vesting on each of February 1, 2022 and February 1, 2023.
(4)	Based on Mr. Abbot’s resignation and in accordance with the terms of the Nonstatutory Stock Option Agreement and Restricted Stock Unit Agreement, all of the unvested options and RSUs were forfeited effective February 28, 2020.

Securities Authorized for Issuance Under Equity Incentive Plans

The following table sets forth, as of December 31, 2019, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities, if applicable, and the number of securities available for grant under these plans:

Plan Category	To be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	557,298	$25.46	829,091
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	557,298	$25.46	829,091

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as directors as well as the expertise and knowledge required.

In 2019, non-employee directors received a fee of $100,000 and the Chairman of the Board received an additional fee of $40,000. In addition, for 2019, the non-employee directors received $100,004 in restricted shares of Class A common stock and the Chairman of the Board received an additional $80,489 in restricted shares of Class A common stock. Also, in 2019, the Chairman of the Audit Committee received an additional fee of $25,000, the Chairman of the Compensation Committee received an additional fee of $25,000 and the Chairman of the Nominating Committee received an additional fee of $15,000, each of which were paid in cash. Each non-employee director was also reimbursed for expenses actually incurred in attending in-person meetings of the Board and any committees.

The following table sets forth amounts paid to our non-employee directors in 2019. Ms. Berner received no additional compensation for her service as a director, and her compensation is disclosed in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David M. Baum	125,000	100,004	—	—	—	—	225,004
Matthew C. Blank	100,000	100,004	—	—	—	—	200,004
Thomas H. Castro	100,000	100,004	—	—	—	—	200,004
Joan Hogan Gillman	115,000	100,004	—	—	—	—	215,004
Andrew W. Hobson	140,000	180,493	—	—	—	—	320,493
Brian G. Kushner	125,000	100,004	—	—	—	—	225,004

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors offers this report regarding the Company’s financial statements, and regarding certain matters with respect to PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC.

The Audit Committee currently consists of Messrs. Kushner (Chairman), Castro and Hobson.

The Audit Committee reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP, its independent registered public accounting firm for the fiscal year ended December 31, 2019, the Company’s audited financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, issued by the Public Company Accounting Oversight Board.

The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee also considered whether the provision of certain non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC.

The Audit Committee of the Board of Directors:

Brian G. Kushner (Chairman)
Thomas H. Castro
Andrew W. Hobson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest. The Audit Committee has been delegated the authority to review and approve all related person transactions involving directors or executive officers of the Company. Generally, a “related person transaction” is a transaction in which we are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related persons” include our executive officers, directors and holders of more than 5% of our common stock, and any of their immediate family members. Under our related person transaction policy, when management becomes aware of a related person transaction, management reports the transaction to the Audit Committee and requests approval or ratification of the transaction. Generally, the Audit Committee will approve only related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. The Audit Committee will report to the full Board of Directors all related person transactions presented to it. During the fiscal 2019 year, there were no reportable related party transactions.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the right to vote to approve, on an advisory, non-binding, basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This stockholder advisory vote is commonly referred to as the “say-on-pay” vote. At the Company’s 2017 annual meeting of stockholders, the Company’s stockholders took action with respect to the say-on-pay vote and an advisory vote on the frequency of say-on-pay votes. A majority of votes cast on the advisory vote on the frequency of say-on-pay votes were for such vote to occur “every year,” supporting the Board of Director’s recommendation. Based upon such result, the Board determined that an advisory say-on-pay vote would be held every year until the next advisory vote on the frequency of future say-on-pay votes.

Our philosophy with respect to executive compensation is to implement certain core compensation principles, namely, alignment of management’s interests with our stockholders’ interests and encouraging and rewarding performance that contributes to enhanced long-term stockholder value and our general long-term financial health. Our compensation programs are designed in a consistent manner, and seek to ensure we can effectively attract and retain executive leadership, reward performance that enhances stockholder value and our financial strength, and align the interests of executive officers with other stockholders. We believe that our executive compensation philosophy and programs are appropriate to ensure management’s interests are aligned with our stockholders’ interests in furtherance of long-term value creation. In the course of designing and implementing our compensation programs for 2019, the Compensation Committee, with input from management, determined what it considered appropriate levels and types of quantifiable financial-based incentives to motivate our named executive officers to achieve short-term and long-term business goals, after reviewing historical compensation levels, data and analyses regarding the compensation at our peer companies and the Company’s business expectations for 2019. Please review the “Summary Compensation Table” and related narrative disclosure in this proxy statement which describes the compensation paid to our named executive officers in fiscal 2019.

The say-on-pay vote gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers in 2019. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in 2019 and our executive compensation philosophy, objectives, policies and practices. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders and will consider the outcome of these votes in making its decisions on executive compensation in the future. Accordingly, the Board of Directors recommends that stockholders approve the following advisory resolution:

“RESOLVED, that the stockholders of Cumulus approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying footnotes and narratives disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board of Directors or the Company. However, it will provide information to our management and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2020 and beyond.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR the advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is responsible for the appointment, compensation and retention of our independent registered public accounting firm.

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and urges you to vote FOR ratification of the appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008. While stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and, if present, will have the opportunity to make a statement on behalf of the firm if they desire to do so, and to respond to appropriate questions from stockholders.

Auditor Fees and Services

Audit Fees

PricewaterhouseCoopers LLP billed us $1,970,222, in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended December 31, 2019, to evaluate the effectiveness of our internal control over financial reporting as of December 31, 2019 and to review the interim financial statements included in our quarterly reports on Form 10-Q filed in 2019.

PricewaterhouseCoopers LLP billed us $3,867,000 in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended December 31, 2018, to evaluate the effectiveness of our internal control over financial reporting as of December 31, 2018 and to review the interim financial statements included in our quarterly reports on Form 10-Q filed in 2018. Audit fees in 2018 included $1,925,000 for services related to auditing bankruptcy-related accounting matters, including the application of fresh-start accounting.

Audit Related Fees

PricewaterhouseCoopers LLP did not provide or bill us for any audit related services in 2019 or 2018.

Tax Fees

PricewaterhouseCoopers LLP billed us $35,000 for tax consulting services in 2019, but did not provide or bill us for any tax consulting services in 2018.

All Other Fees

PricewaterhouseCoopers LLP billed us $3,000 for the use of certain software in 2019 and 2018.

Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The policy of the Audit Committee is to require pre-approval of all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the fiscal year. The Audit Committee regularly considers all non-audit fees when reviewing the independence of our independent registered public accounting firm.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

PROPOSAL NO. 4: APPROVAL OF THE CUMULUS MEDIA INC. 2020 EQUITY AND INCENTIVE
COMPENSATION PLAN

Overview

We are asking stockholders to approve the 2020 Plan. Our Board of Directors is recommending that the Company’s stockholders vote in favor of the 2020 Plan, which will succeed the existing Cumulus Media Inc. Long-Term Incentive Plan (the “Predecessor Plan”), including as amended or amended and restated. The Predecessor Plan has shares remaining available for new awards as of the date of this Proxy Statement, but if the 2020 Plan is approved by our stockholders, no further grants will be made under the Predecessor Plan. However, outstanding awards under the Predecessor Plan will generally continue in effect in accordance with their terms.

The 2020 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants or other service providers to the Company and its subsidiaries, and non-employee directors of the Company.

Stockholder approval of the 2020 Plan would constitute approval of 2,100,000 shares of Class A common stock, par value $0.0000001 per share, of the Company (“Common Shares”), plus the number of shares that remain available under the Predecessor Plan, to be available for awards under the 2020 Plan, as described below and in the 2020 Plan, with such amount subject to adjustment, including under the share counting rules. If the 2020 Plan is approved by stockholders, it will be effective as of the day of the annual meeting. If the 2020 Plan is not approved by our stockholders, no awards will be made under the 2020 Plan, and the Predecessor Plan will remain in effect.

The actual text of the 2020 Plan is attached to this proxy statement as Appendix A. The following description of the 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Believe You Should Vote for this Proposal

The 2020 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2020 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

As of March 23, 2020, 266,744 Common Shares remained available for issuance under the Predecessor Plan. If the 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plan and the potential dilution associated with the 2020 Plan. This information is as of March 23, 2020. As of that date, there were approximately 15,932,911 Common Shares outstanding:

•	Outstanding full-value awards (time-based RSUs and performance-based RSUs based on maximum performance): 597,455 shares (approximately 3.7% of our outstanding Common Shares);
•	Outstanding stock options: 840,769 shares (approximately 5.3% of our outstanding Common Shares) (outstanding stock options have a weighted average exercise price of $20.24 and a weighted average remaining term of 3.91 years);
•	In summary, total Common Shares subject to outstanding awards, as described above (full-value awards and stock options): 1,438,224 shares (approximately 9.0% of our outstanding Common Shares);
•	Total Common Shares available for future awards under the Predecessor Plan: 266,744 shares (approximately 1.7% of our outstanding Common Shares) (however, as noted above, no further grants will be made under the Predecessor Plan upon the effective date of the 2020 Plan, so we view the remaining shares under the Predecessor Plan as “rolling into” the new 2020 Plan based on the design of the new 2020 Plan);
•	The total number of Common Shares subject to outstanding awards (1,438,224 shares), plus the total number of Common Shares available for future awards under the Predecessor Plan (266,744 shares), represents a current overhang percentage of approximately 10.7% (in other words, the potential dilution of the holders of Common Shares represented by the Predecessor Plan);
•	Proposed additional Common Shares available for awards under the 2020 Plan: 2,100,000 shares (approximately 13.2% of our outstanding Common Shares – this percentage reflects the simple dilution of the holders of Common Shares that would occur if the 2020 Plan is approved); and
•	The total Common Shares subject to outstanding awards as of March 23, 2020 (1,438,224 shares), plus the proposed Common Shares available for future awards under the 2020 Plan (the 266,744 Common Shares that remain available under the Predecessor Plan, plus the 2,100,000 additional shares), represent an approximate total overhang of 3,804,968 shares (approximately 23.9%) under the 2020 Plan. However, taking into account all Common Shares, shares of Class B common stock, Series 1 warrants and Series 2 warrants (equivalent to 20,230,764 in the aggregate), the approximate total overhang is 18.8%.

Based on the closing price on the NASDAQ Global Market for our Common Shares on March 23, 2020 of $4.50 per share, the aggregate market value as of March 23, 2020 of the new 2,100,000 Common Shares requested under the 2020 Plan was $9,450,000.

In 2018 and 2019, we granted awards under the Predecessor Plan covering 1,181,155 shares and 248,155 shares, respectively. Based on our basic weighted average Common Shares outstanding for those fiscal years of 12,579,255, and 14,445,365, respectively, for the two-fiscal-year period 2018-2019, our average burn rate, not taking into account forfeitures, was approximately 5.6% (our individual years’ burn rates were 9.4% for fiscal 2018 and 1.7% for fiscal 2019).

In fiscal year 2017, our predecessor company granted awards under our 2011 Equity Incentive Plan covering 76,250 shares of our predecessor company’s Class A common stock. However, upon our emergence from our Chapter 11 bankruptcy proceedings on June 4, 2018, outstanding equity awards were canceled, and we do not consider our capital structure prior to emergence as comparable to how we currently operate. Therefore, we have not included a separate burn rate for 2017.

In determining the number of shares to request for approval under the 2020 Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2020 Plan.

If the 2020 Plan is approved, we intend to utilize the shares authorized under the 2020 Plan to continue our practice of incentivizing key individuals through equity grants. In originally preparing the 2020 Plan document, our working expectation was that the 2020 Plan’s share pool would last for approximately 3 years, but, given current stock market fluctuations, the pool could last for a substantially different period of time (including less than 3 years) based on market conditions, our stock price, and our grant practices. As noted below, our Compensation Committee retains full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the

2020 Plan, subject to the terms of the 2020 Plan, and future benefits that may be received by participants under the 2020 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

2020 Plan Highlights

Below are certain highlights of the 2020 Plan. These features of the 2020 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2020 Plan and stockholders’ interests, consistent with sound corporate governance practices:

Reasonable 2020 Plan Limits. Generally, awards under the 2020 Plan are limited to 2,100,000 Common Shares plus one Common Share for every Common Share that remains available for awards pursuant to the Predecessor Plan as of the effective date of the 2020 Plan. This design means that we are essentially “rolling into” the new 2020 Plan the shares that we have remaining under the Predecessor Plan. These shares may be shares of original issuance or treasury shares, or a combination of the two.

Non-Employee Director Compensation Limit. The 2020 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.

Other Limits. The 2020 Plan also provides that, subject as applicable to adjustment and the applicable Common Shares counting provisions as described in the 2020 Plan, the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 2,100,000 Common Shares.

Share Recycling Provisions. Subject to certain exceptions described in the 2020 Plan, if any award granted under the 2020 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2020 Plan. Additionally, if after the effective date of the 2020 Plan, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2020 Plan. Notwithstanding anything else in the 2020 Plan, the following share recycling rules apply under the 2020 Plan:

•	Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2020 Plan or the Predecessor Plan will be added back to the aggregate number of Common Shares available under the 2020 Plan;
•	Common Shares withheld by us, tendered or otherwise used to satisfy tax withholding with respect to stock options or SARs granted under the 2020 Plan or the Predecessor Plan will be added back to the aggregate number of Common Shares available under the 2020 Plan;
•	Common Shares withheld by us, tendered or otherwise used prior to the 10th anniversary of the effective date of the 2020 Plan to satisfy tax withholding with respect to awards other than stock options or SARs granted under the 2020 Plan or the Predecessor Plan will be added back to the aggregate number of Common Shares available under the 2020 Plan;

•	Common Shares withheld by us, tendered or otherwise used on or after the 10th anniversary of the effective date of the 2020 Plan to satisfy tax withholding with respect to awards other than stock options or SARs will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2020 Plan;
•	Common Shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise will be added back to the aggregate number of Common Shares available under the 2020 Plan;
•	Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2020 Plan; and
•	If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2020 Plan.

No Repricing Without Stockholder Approval. Outside of certain corporate transactions or adjustment events described in the 2020 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2020 Plan.

Change in Control Definition. The 2020 Plan includes a non-liberal definition of “change in control,” which is described below.

Exercise or Base Price Limitation. The 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.

Dividends and Dividend Equivalents. The 2020 Plan provides that dividends and dividend equivalents on 2020 Plan awards will generally be deferred until, and paid contingent upon, the vesting or earning of such awards. The 2020 Plan does not allow for dividends or dividend equivalents on stock options or SARs.

Clawback Provisions. The 2020 Plan provides that awards under the 2020 Plan may be made subject to a clawback policy of the Company or otherwise provide for recoupment by the Company in the event that a grantee engages in detrimental activity, as provided in the documents governing the awards or the applicable clawback policy.

Summary of Other Material Terms of the 2020 Plan

Administration. The 2020 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board of Directors designated by the Board of Directors to administer the 2020 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board of Directors, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2020 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2020 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2020 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2020 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2020 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act of 1934. The Committee is authorized to take appropriate action under the 2020 Plan subject to the express limitations contained in the 2020 Plan.

Eligibility. Any person who is selected by the Committee to receive benefits under the 2020 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2020 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2020 Plan. As of March 25, 2020, the Company had approximately 4,581 employees, 200 consultants/independent contractors, and six non-employee directors. The basis for participation in the 2020 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Shares Available for Awards under the 2020 Plan. Subject to adjustment as described in the 2020 Plan and the 2020 Plan share counting rules, the number of Common Shares available under the 2020 Plan for awards of:

•	stock options or SARs;
•	restricted stock;
•	RSUs;
•	performance shares or performance units;
•	other share-based awards under the 2020 Plan; or
•	dividend equivalents paid with respect to awards under the 2020 Plan;

will not exceed, in the aggregate, 2,100,000 Common Shares plus one Common Share for every Common Share that remains available for awards pursuant to the Predecessor Plan as of the effective date of the 2020 Plan, plus any Common Shares that become available under the 2020 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2020 Plan awards. This design means that we are essentially “rolling into” the new 2020 Plan the shares that we have remaining under the Predecessor Plan.

Share Counting. Generally, the aggregate number of Common Shares available under the 2020 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the 2020 Plan. Additionally, if after the effective date of the 2020 Plan, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2020 Plan.

Types of Awards Under the 2020 Plan. Pursuant to the 2020 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Shares.

Generally, each grant of an award under the 2020 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2020 Plan. A brief description of the types of awards which may be granted under the 2020 Plan is set forth below.

Stock Options. A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the 2020 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier vesting of such stock options, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2020 Plan may not provide for dividends or dividend equivalents.

SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Shares or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Common Share on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2020 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.

Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock.

RSUs. RSUs awarded under the 2020 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of the retirement, death, disability or termination or employment of service of a participant or in the event of a change in control.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares, but dividend equivalents or other distributions on Common Shares underlying the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Shares or any combination of the two.

Performance Shares, Performance Units and Cash Incentive Awards. Performance shares, performance units and cash incentive awards may also be granted to participants under the 2020 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

Other Awards. Subject to applicable law and applicable share limits under the 2020 Plan, the Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the specified subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under such an award in the nature of a purchase right granted under the 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2020 Plan. The Committee may also authorize the grant of Common Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

Change in Control. The 2020 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred upon the occurrence (after the effective date of the 2020 Plan) of any of the following events (subject to certain exceptions and limitations and as further described in the 2020 Plan):

1)	any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in control;
2)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company;
3)	a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election;
4)	the consummation of a merger or consolidation involving the Company or in which Company securities are issued other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
5)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets), subject to certain exceptions as described in the 2020 Plan.

Notwithstanding the foregoing, with respect to any award under the 2020 Plan that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a change in control under the 2020 Plan for purposes of any payment in respect of such award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Section 409A of the Code.

Management Objectives. The 2020 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2020 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards. Except as otherwise provided by the Committee, and subject to the terms of the 2020 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2020 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2020 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2020 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2020 Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of Common Shares available under the 2020 Plan and the share limits of the 2020 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2020 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the 2020 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2020 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2020 Plan as then in effect unless the 2020 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding. To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2020 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2020 Plan exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.

No Right to Continued Employment. The 2020 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2020 Plan. The 2020 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plan on or after the date on which our stockholders approve the 2020 Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following such date.

Amendment and Termination of the 2020 Plan. The Board of Directors generally may amend the 2020 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2020 Plan) (1) would materially increase the benefits accruing to participants under the 2020 Plan, (2) would materially increase the number of securities which may be issued under the 2020 Plan, (3) would materially modify the requirements for participation in the 2020 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the

NASDAQ Global Market, or, if the Common Shares are not traded on the NASDAQ Global Market, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board of Directors, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2020 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2020 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2020 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2020 Plan or waive any other limitation or requirement under any such award.

The Board of Directors may, in its discretion, terminate the 2020 Plan at any time. Termination of the 2020 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2020 Plan on or after the tenth anniversary of the effective date of the 2020 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2020 Plan.

Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2020 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2020 Plan, under circumstances further described in the 2020 Plan, but will not count against the aggregate share limit or other 2020 Plan limits described above.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2020 Plan because the grant and actual settlement of awards under the 2020 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2020 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2020 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-

out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•	at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
•	at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Code Section 162(m)

Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The Company does not anticipate that it will be able to make any grants under the 2020 Plan that will be intended to qualify for the performance-based exception. To be clear, stockholders are not being asked to approve the 2020 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by our stockholders.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR the approval of the 2020 Plan.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics, referred to as our Code of Ethics, that applies to all of our employees, executive officers and directors and meets the requirements of the rules of the SEC and the NASDAQ Marketplace Rules. The Code of Ethics is available on our website, www.cumulusmedia.com, and can be obtained without charge by written request to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305. If we make any substantive amendments to this Code of Ethics, or if our Board of Directors grants any waiver, including any implicit waiver, from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a Current Report on Form 8-K.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

In accordance with the rules of the SEC, if you wish to submit a proposal to be brought before the 2021 annual meeting of stockholders, we must receive your proposal by not later than November 20, 2020, in order for it to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it as more fully described in our Bylaws. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

In addition, in accordance with our Bylaws, for any proposal to be submitted by a stockholder for a vote at the 2021 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such proposal not later than January 30, 2021. The proxy to be solicited on behalf of our Board of Directors for the 2021 annual meeting of stockholders may confer discretionary authority to vote on any such proposal received after that date.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as required to be filed with the SEC has been provided concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. Stockholders may also obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 without charge upon written request to: Corporate Secretary, Cumulus Media, Inc., 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305. The proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.cumulusmedia.com.

APPENDIX A

CUMULUS MEDIA INC.

2020 EQUITY AND INCENTIVE COMPENSATION PLAN

1.            Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2.            Definitions. As used in this Plan:

(a)       “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b)       “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c)       “Board” means the Board of Directors of the Company.

(d)       “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)       “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g)       “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h)       “Common Shares” means the shares of Class A common stock, par value $0.0000001 per share, of the Company or any security into which such Class A common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)       “Company” means Cumulus Media Inc., a Delaware corporation, and its successors.

(j)       “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k)       “Director” means a member of the Board.

(l)       “Effective Date” means the date this Plan is approved by the Stockholders.

(m)       “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)       “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(p)       “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

(q)       “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Global Market or, if the Common Shares are not then listed on the NASDAQ Global Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r)       “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s)       “Option Price” means the purchase price payable on exercise of an Option Right.

(t)       “Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.

(u)       “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(v)       “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w)       “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(x)       “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y)       “Plan” means this Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(z)       “Predecessor Plan” means the Cumulus Media Inc. Long-Term Incentive Plan, including as amended or amended and restated.

(aa)      “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb)      “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.

(cc)      “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(dd)      “Stockholder” means an individual or entity that owns one or more Common Shares.

(ee)      “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ff)      “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(gg)      “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.              Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.
(i)	Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 2,100,000 Common Shares plus (y) one Common Share for every one Common Share that remains available for awards pursuant to the Predecessor Plan as of the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)	Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)         Share Counting Rules.

(i)	Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.
(ii)	If, after the Effective Date, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.
(iii)	Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of an option granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares withheld by the Company, tendered or otherwise used prior to the tenth anniversary of the Effective Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (D) Common Shares withheld by the Company, tendered or otherwise used on or after the tenth anniversary of the Effective Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (E) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (F) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.
(iv)	If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)       Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,100,000 Common Shares.

(d)       Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.

4.             Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)       Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)       Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)       Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)       To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)       Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(f)       Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g)       Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h)       No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(i)       Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(j)       Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.             Appreciation Rights.

(a)       The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)          Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.
(ii)	Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)          Also, regarding Appreciation Rights:

(i)	Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and
(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.             Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)       Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)       Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)       Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d)       Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e)       Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f)       Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g)       Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h)       Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.             Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)       Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b)       Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)       Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination or employment of service of a Participant or in the event of a Change in Control.

(d)       During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on

Common Shares underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e)       Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(f)       Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.             Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)       Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)       The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(c)       Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.

(d)       Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.

(e)       The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f)       Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.             Other Awards.

(a)       Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)       Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)       The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)       The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.

(e)       Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f)       Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10.           Administration of this Plan.

(a)       This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)       The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)       To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.           Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.           Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)       any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control;

(b)       any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(c)       a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(d)       the consummation of a merger or consolidation involving the Company or in which Company securities are issued other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(e)       any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets); provided, however, a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to his/her/its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) hereof.

Notwithstanding the foregoing, with respect to any award under the Plan that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Section 409A of the Code.

13.           Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14.           Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.           Transferability.

(a)       Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)       The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16.           Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17.           Compliance with Section 409A of the Code.

(a)       To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)       Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)       If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)       Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)       Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.           Amendments.

(a)       The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Global Market or, if the Common Shares are not traded on the NASDAQ Global Market, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)       Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)       If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)       Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.           Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.           Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable.

21.           Miscellaneous Provisions.

(a)       The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)       This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)       Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)       No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)       Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)       No Participant will have any rights as a Stockholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.

(g)       The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)       Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of

Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)       If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22.           Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a)       Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)       In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)       Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Using a black ink pen, mark your votes with an X as shown in this example Please do not write outsidethe designated areas Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card Votes submitted electronically must be received by 1:00 a m, Eastern Time on April 30, 2020 Online Go to www investorvote com/CMLS or scan the QR code — login details are located in the shaded bar below Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www investorvote com/CMLS • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE • 1 Election of Directors: For Withhold For Withhold For Withhold + 01 -Mary G Berner 02 -David M Baum 03 -Matthew C Blank 04 -Thomas H Castro 05 -Joan Hogan Gillman 06 -Andrew W Hobson 07 -Brian G Kushner 2 Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers For Against Abstain 3 Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 For Against Abstain 4 Proposal to approve the Company’s 2020 Equity and Incentive Compensation Plan 5 In their discretion, the proxies are authorized to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof Please sign exactly as name(s) appears hereon Joint owners should each sign When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box 73AV + 0382XC Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders The material is available at: www envisionreports com/CMLS Small steps make an impact Help the environment by consenting to receive electronic delivery, sign up at www investorvote com/CMLS • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE • Cumulus Media Inc + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 30, 2020 The undersigned appoints Mary G Berner, Sallie Kimbrough and Richard S Denning, or any of them, each with the power of substitution (the “Proxies”), to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cumulus Media, Inc to be held on April 30, 2020 or at any postponement or adjournment thereof Sharesrepresented bythis proxy willbevotedby theShareholder Ifno suchdirectionsareindicated, theProxieswillhave authority tovoteFORtheelection of the Board of Directors and FOR items 2, 3 and 4 In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting (Items to be voted appear on reverse side) Change of Address — Please print new address below +

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